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                                                                   Exhibit 10.28

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                     BETWEEN

                              BANK OF AMERICA, N.A.
(FORMERLY NATIONSBANK, N.A., FORMERLY THE BOATMEN'S NATIONAL BANK OF ST. LOUIS)


                                    AS "BANK"

                                       AND

                     BEKINS DISTRIBUTION SERVICES CO., INC.

                                  AS "BORROWER"

                                SEPTEMBER 1, 2000


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                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

         This SECOND AMENDED AND RESTATED LOAN AGREEMENT is dated as of September 1, 2000 and is by and between BEKINS DISTRIBUTION SERVICES CO., INC., a Delaware corporation formerly known as BDS Acquisition Company, Inc. ("Borrower"), and BANK OF AMERICA, N.A., a national banking association formerly NationsBank, N.A., formerly The Boatmen's National Bank of St. Louis ("Bank"). This Agreement amends and restates, and supersedes and replaces in its entirety the Amended and Restated Loan Agreement between Borrower and Bank dated as of March 29, 1996 (as amended by that certain Amendment thereto dated as of December 18, 1996, that certain Amendment No. 2 thereto dated as of March 6, 1997, and that certain Amendment No. 3 thereto dated as of January 9, 1998, the "Original Loan Agreement"). This Agreement does not constitute an extinguishment of the Indebtedness under the Original Loan Agreement nor does it constitute a release or relinquishment of the priority of any or all of the Liens of Bank in any assets (real and personal) of Borrower. All capitalized terms herein shall have the meanings defined in the Sections where they are first used, or if not therein defined, the meanings defined in Section 10.1.

         The parties hereto mutually agree as follows:

1.       THE LOANS.

         1.1. REVOLVING LOAN. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of Borrower made as of the date hereof and contained herein, Bank hereby commits to make advances of funds to Borrower from time to time during the period commencing with the Closing Date and ending on the Termination Date in an aggregate principal amount at any one time outstanding not to exceed the Maximum Available Amount. The "Maximum Available Amount" on any date shall be a Dollar amount equal to the lesser of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) (the "Revolving Commitment") or the Borrowing Base on such date. Borrower may use the Revolving Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Bank shall advance $1,500,000 of the Revolving Loan in a single advance on the Closing Date.

         1.2. OVERADVANCE TERM LOAN. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of Borrower contained herein, Bank hereby makes the Overadvance Term Loan to Borrower for the purposes set forth herein, in the principal amount of Five Million Three Hundred Thousand and no/100 Dollars ($5,300,000.00) (the "Overadvance Term Commitment"); provided, that, the amount of the Overadvance Term Loan shall be increased in accordance with the provisions of Section 1.9.3.1 hereof. The Overadvance Term Loan will be made in a single advance on the Closing Date.

         1.3. TERM LOAN. On March 29, 1996, Bank made a Term Loan to Borrower in the amount of Three Million Six Hundred Thousand and no/100 Dollars ($3,600,000.00) (the "Term Commitment"). As of the Closing Date, the outstanding principal balance of the Term Loan is $1,035,000.

         1.4. FLORIDA TERM LOAN. On December 18, 1996, Bank made the Florida Term Loan to Borrower in the principal amount of One Million Eight Hundred Fifty Thousand and no/100 Dollars ($1,850,000.00) (the "Florida Term Commitment"). As of the Closing Date, the outstanding principal balance of the Florida Term Loan is $1,416,000.

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1.5.     BORROWING UNDER REVOLVING LOAN.

         1.5.1.   NOTICE OF BORROWING.

                  1.5.1.1. REVOLVING LOAN PROCEDURE. Whenever Borrower desires to make a Borrowing under the Revolving Loan, it shall give Bank prior to 11:00 a.m., St. Louis time, on the same Business Day an advance is to be made (the "Borrowing Date"), a telephonic request for an advance in a specific amount (the "Notice of Borrowing"). Each submission of a Notice of Borrowing given by Borrower to Bank for a Borrowing under the Revolving Loan shall constitute a certification that, to the best of Borrower's knowledge, after due inquiry, there has occurred no Default or Event of Default by Borrower under this Agreement which is continuing unwaived, and that all required conditions to the making of such Borrowing have been met under
                  Section 1.5.

                  1.5.1.2. DISBURSEMENT OF FUNDS. Subject to the provisions of
                  Section 1.5.1.1, Bank will make available the amount of any Borrowing under the Revolving Loan requested to be made on such date in immediately available funds at the Applicable Lending Office.

1.6.     NOTES.

         1.6.1. REVOLVING NOTE. The Revolving Loan made by Bank hereunder shall be evidenced by a master note (as may be amended, restated, or otherwise modified from time to time, the "Revolving Note"), payable to the order of Bank, representing the obligation of Borrower to pay the amount of the Revolving Commitment or the aggregate unpaid principal amount of all Borrowings under the Revolving Loan pursuant to this Agreement, whichever is less, and all accrued interest thereon. The Revolving Note shall be dated as of the Closing Date and shall be payable in the principal amount of the Revolving Commitment. The Revolving Note shall mature on the Termination Date. The Revolving Loan may be paid, reborrowed and repaid, subject to the conditions set forth in Section 1.5, and shall be payable in full on the Termination Date in accordance with Section 1.8.1.3.

         1.6.2. OVERADVANCE TERM NOTE. The Overadvance Term Loan made by Bank hereunder shall be evidenced by a promissory note (as may be amended, restated, or otherwise modified from time to time, the "Overadvance Term Note"), payable to the order of Bank, representing the obligation of Borrower to pay the amount of the Overadvance Term Loan and all accrued interest thereon, dated as of the Closing Date, and shall mature on the Termination Date.

         1.6.3. TERM NOTE. The Term Loan previously made by Bank hereunder is evidenced by that certain Amended and Restated Term Note dated as of March 29, 1996 (as may be amended, restated, or otherwise modified from time to time, the "Term Note"), payable to the order of Bank, representing the obligation of Borrower to pay the amount of the Term Loan and all accrued interest thereon, dated as of the Closing Date, and shall mature on the Termination Date.

         1.6.4. FLORIDA TERM NOTE. The Florida Term Loan previously made by Bank hereunder is evidenced by that certain Term Note (as may be amended, restated, or otherwise modified from time to time, the "Florida Term Note"), payable to the order of Bank, representing the obligation of Borrower to pay the amount of the Florida Term

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         Loan and all accrued interest thereon, dated as of December 18, 1996, and shall mature on the Termination Date.

         1.6.5. LOAN RECORDS. The date and amount of all disbursements and receipts representing principal and receipts of interest by Bank with respect to the Loans shall be recorded by Bank in the records it maintains with respect thereto. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligations of Borrower hereunder or under the Notes to repay the outstanding principal amount of the Loans together with all interest accruing thereon. Each such record as maintained by Bank shall constitute prima facie evidence of the outstanding amount of its Loans.

1.7.     INTEREST ON NOTES.

         1.7.1. INTEREST ON REVOLVING NOTE. The Revolving Loan shall bear interest on the unpaid principal balance outstanding thereunder from time to time at a per annum rate equal to the Prime Rate, such rate to change simultaneously with any change in the Prime Rate; provided, however, that after maturity, whether by acceleration or otherwise, the overdue principal and, to the extent permitted by law, overdue interest at maturity in respect of the Revolving Note and all other overdue amounts owing hereunder shall bear interest, payable on demand, at the rate per annum otherwise in effect hereunder plus two percent (2%), such rate to change simultaneously with any change in the Prime Rate. Interest shall be payable monthly, in arrears, commencing on the first day of the month following the first month during which there is any amount outstanding under the Revolving Loan, and the first day of each month thereafter as long as there is any unpaid principal balance under the Revolving Note.

         1.7.2. INTEREST ON OVERADVANCE TERM NOTE. The Overadvance Term Loan shall bear interest from the Closing Date on the unpaid principal balance outstanding thereunder from time to time at a per annum rate equal to the Prime Rate, such rate to change simultaneously with any change in the Prime Rate; provided, however, that the interest rate on the Overadvance Term Loan shall automatically increase (an "Increase") to a per annum rate equal to the Prime Rate plus two percent (2%) on February 29, 2002 if the outstanding principal balance of the Overadvance Term Loan is greater than or equal to $3,500,000, and will automatically increase by an additional one-fourth of one percent (0.25%) every three months thereafter so long as the outstanding principal balance of the Overadvance Term Loan is greater than or equal to $3,500,000 (not to exceed thirteen percent (13%)); and provided further, however, that after maturity, whether by acceleration or otherwise, the overdue principal and, to the extent permitted by law, overdue interest at maturity in respect of the Overadvance Term Note shall bear interest, payable on demand, at the rate per annum otherwise in effect hereunder plus two percent (2%), such rate to change simultaneously with any change in the Prime Rate. Notwithstanding the foregoing, in the event the principal balance of the Overadvance Term Loan shall be less than $3,500,000 after any Increase, the interest rate on the Overadvance Term Loan will automatically decrease to the Prime Rate until such time as the principal balance equals or exceeds $3,500,000, at which time the interest rate shall increase in accordance with provisions set forth in this Section 1.7.2. Interest shall be payable monthly, in arrears, commencing on September 1, 2000, and on the first day of each month thereafter, as long as there is any unpaid balance under the Overadvance Term Note.

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         1.7.3. INTEREST ON TERM NOTE. The Term Loan shall continue to bear interest on the unpaid principal balance outstanding thereunder from time to time at a per annum rate equal to the Prime Rate, such rate to change simultaneously with any change in the Prime Rate; provided, however, that after maturity, whether by acceleration or otherwise, the overdue principal and, to the extent permitted by law, overdue interest at maturity in respect of the Term Note shall bear interest, payable on demand, at the rate per annum otherwise in effect hereunder plus two percent (2%), such rate to change simultaneously with any change in the Prime Rate. Interest shall be payable monthly, in arrears, commencing on September 1, 2000, and on the first day of each month thereafter, as long as there is any unpaid balance under the Term Note.

         1.7.4. INTEREST ON FLORIDA TERM NOTE. The Florida Term Loan shall continue to bear interest on the unpaid principal balance outstanding thereunder from time to time at a per annum rate equal to the Prime Rate, such rate to change simultaneously with any change in the Prime Rate; PROVIDED, HOWEVER, that after maturity, whether by acceleration or otherwise, the overdue principal and, to the extent permitted by law, overdue interest at maturity in respect of the Florida Term Note shall bear interest, payable on demand, at the rate per annum otherwise in effect hereunder plus two percent (2%), such rate to change simultaneously with any change in the Prime Rate. Interest shall be payable monthly, in arrears, commencing on September 1, 2000, and on the first day of each month thereafter, as long as there is any unpaid balance under the Florida Term Note.

1.8.     REPAYMENTS.

         1.8.1.   REVOLVING NOTE.

                  1.8.1.1. LOCK BOX. Borrower has established a lock box arrangement (the "Lock Box") acceptable to Bank, and the Operating Account, each so designated, in Borrower's name with Bank. All Account Debtors shall be directed by Borrower to remit payments on all Accounts to the Lock Box. To secure the payment and performance of the Loan Obligations, Borrower hereby grants Bank a Security Interest to Bank in all of the contents of the Lock Box and the Operating Account, including all payments made to the Lock Box, all payments received directly by Borrower and deposited in the Operating Account, regardless of the form or method of payment and whether made on the Accounts or as proceeds of other Collateral or otherwise, and all proceeds thereof.

                  1.8.1.2. ACCOUNTS IN EFFECT ON CLOSING DATE. On each Business Day items received in the Lock Box shall be deposited in the Operating Account by Bank. Borrower shall immediately deposit in the Operating Account all cash payments received directly by Borrower, and all cash payments constituting proceeds of other Collateral and all other funds it receives (other than advances under the Loans). Borrower and its Affiliates, employees, agents or other Persons acting for or in concert with Borrower, shall as trustee for Bank receive any payments respecting the Accounts or other Collateral which come into the possession of any of them, and except as otherwise expressly provided herein, immediately upon receipt thereof, shall cause the same to be deposited in the Operating Account.

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                  1.8.1.3. TERMINATION DATE. On the Termination Date, Borrower
                  shall repay, at the Applicable Lending Office, all remaining amounts outstanding (whether for principal, interest, fees or otherwise) with respect to the Revolving Loan.

                  1.8.1.4. METHOD AND TIME OF PAYMENT PROVISIONS CONTROLLING. Nothing contained in this Section 1.8.1 shall modify in any respect the provisions of Section 3.3.

         1.8.2. OVERADVANCE TERM NOTE. Borrower shall repay the Overadvance Term Loan in quarterly installments of $75,000 each, commencing on the earlier of (i) the first day of the first calendar quarter beginning after the Term Loan and Florida Term Loan have been repaid in full or
         (ii) July 1, 2001, and continuing on the first day of each calendar quarter thereafter, with a final installment in the amount of the remaining outstanding principal balance and all accrued interest thereon being due on the Termination Date, each to be paid at the Applicable Lending Office.

         1.8.3. TERM NOTE. Borrower shall repay the Term Loan in three (3) consecutive principal payments as follows: a principal payment of $117,000 is due and payable on October 1, 2000, a principal payment of $117,000 is due and payable on January 1, 2001, and a payment in the amount of the remaining outstanding principal balance of the Term Loan, and all accrued interest thereon, is due and payable in full on April 1, 2001.

         1.8.4. FLORIDA TERM NOTE. Borrower shall repay the Florida Term Loan in three (3) consecutive principal payments as follows: a principal payment of $31,000 is due and payable on October 1, 2000, a principal payment of $31,000 is due and payable on January 1, 2001, and a payment in the amount of the remaining outstanding principal balance of the Florida Term Loan, and all accrued interest thereon, is due and payable in full on April 1, 2001.

1.9.     PREPAYMENTS.

         1.9.1.   VOLUNTARY PREPAYMENTS.

                  1.9.1.1. OVERADVANCE TERM NOTE, TERM NOTE, FLORIDA TERM NOTE, REVOLVING NOTE. Borrower may prepay the Overadvance Term Note, the Term Note, the Florida Term Note, or the Revolving Note in whole at any time or in part from time to time upon one (1) Business Day's prior written notice to Bank, without penalty or premium, provided that each prepayment (other than prepayments as a result of a sweep from the funds in the Lock
                  Box) is in an amount of One Hundred Thousand and no/100 Dollars ($100,000.00) or a whole multiple thereof.

         1.9.2.   MANDATORY PREPAYMENTS.

                  1.9.2.1. PREPAYMENTS FROM THE DISPOSITION OF PROPERTY. After receipt by Borrower of any Property Sale Proceeds, Borrower shall pay to Bank an amount equal to the amount of such Property Sale Proceeds. The term "Property Sale Proceeds" shall mean all proceeds from the sale of any of Borrower's property less selling expenses, other than proceeds from the sale of Borrower's Inventory and the Kissimmee Leasehold. Borrower need not make such prepayment, however, unless Borrower's aggregate Property Sale Proceeds during the term of this Agreement exceeds $75,000.

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                  1.9.2.2. PREPAYMENTS FROM THE ISSUANCE OF EQUITY SECURITIES.
                  Without limiting any prohibition on the issuance of equity securities by Borrower contained herein, all proceeds from the issuance by Borrower of any equity securities (whether or not the issuance of such equity securities are permitted hereunder) less selling expenses shall be promptly paid to Bank at the time of each such sale.

                  1.9.2.3. PREPAYMENTS FROM EXCESS CASH FLOW. Within 120 days of the end of each fiscal year of Borrower (beginning with the fiscal year of Borrower in which the Term Loan and the Florida Term Loan are repaid in full), so long as the Overadvance Term Loan has a balance greater than zero, Borrower shall pay to Bank an aggregate amount equal to twenty-five percent (25%) of the amount by which Borrower's Operating Cash Flow for such fiscal year exceeds $300,000.

                  1.9.2.4. APPLICATION OF INSURANCE AND CONDEMNATION PROCEEDS. On the 120th day after receipt by Borrower of any cash proceeds of insurance or condemnation or any like proceeds with respect to loss or damage to or taking of the Collateral in accordance with the provisions of any of the Loan Documents or otherwise, Borrower shall pay to Bank and Bank shall apply as set forth in Section 1.9.3 an amount equal to (i) the amount of such proceeds, less (ii) such amounts (in no event amounts greater than the amount in clause (i)) as have been expended by Borrower for purposes of rebuilding, repairing or replacing the property giving rise to the insurance or condemnation proceeds during the 120-day period from the date of Borrower's receipt of such proceeds to the date of such mandatory prepayment. To the extent that any agreement regarding application of proceeds in the event of the condemnation or insured destruction or loss of any of the Collateral is inconsistent with the provisions of this Section, the terms of this Section will govern.

         1.9.3.   APPLICATION OF PREPAYMENTS. Each prepayment made under Section
                  1.9.1 and 1.9.2 shall be applied to the principal installments of the Term Note in the inverse order of their maturities, so that (unless the Term Loan is reduced to zero) partial prepayments shall not change the due dates of any installment of principal or interest or change the amount of any installment of principal (except the final payment). If application to the Term Loan of any prepayment required under this Section reduces the Term Loan to zero, the remaining amount of such prepayment shall be applied to the principal installments of the Florida Term Note in the inverse order of their maturities, so that (unless the Florida Term Loan is reduced to zero) partial prepayments shall not change the due dates of any installment of principal or interest or change the amount of any installment of principal (except the final payment). If application to the Florida Term Loan of any prepayment required under this Section reduces the Florida Term Loan to zero, the remaining amount of such prepayment shall be applied to the principal installments of the Overadvance Term Note in the inverse order of their maturities, so that (unless the Overadvance Term Loan is reduced to zero) partial prepayments shall not change the due dates of any installment of principal or interest or change the amount of any installment of principal (except the final payment). If application to the Overadvance Term Loan of any prepayment required under this Section reduces the Overadvance Term Loan to zero, the remaining amount of such prepayment shall be applied

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                  to reduce the Revolving Loan and the Revolving Commitment
                  shall be automatically and permanently reduced by an equivalent amount.

                  1.9.3.1. PREPAYMENTS RESULTING FROM SALE OF KISSIMMEE LEASEHOLD. After receipt by Borrower of any Kissimmee Leasehold Property Sale Proceeds, Borrower shall pay to Bank an amount equal to the amount of such Kissimmee Leasehold Property Sale Proceeds. The term "Kissimmee Leasehold Property Sale Proceeds" shall mean all proceeds from the sale of the Kissimmee Leasehold, less selling expenses. The Kissimmee Leasehold Property Sale Proceeds shall be applied to the principal installments of the Florida Term Note in the inverse order of their maturities, so that (unless the Florida Term Loan is reduced to zero) partial prepayments shall not change the due dates of any installment of principal or interest or change the amount of any installment of principal (except the final payment). If application to the Florida Term Loan of any prepayment required under this Section reduces the Florida Term Loan to zero, the remaining amount of such prepayment shall be applied to the principal installments of the Term
                  Note in the inverse order of their maturities, so that (unless the Term Loan is reduced to zero) partial prepayments shall not change the due dates of any installment of principal or interest or change the amount of any installment of principal (except the final payment). If application to the Term Loan of any prepayment required under this Section reduces the Term Loan to zero, the remaining amount of such prepayment shall be applied to the principal installments of the Overadvance Term
                  Note in the inverse order of their maturities, so that (unless the Overadvance Term Loan is reduced to zero) partial prepayments shall not change the due dates of any installment of principal or interest or change the amount of any installment of principal (except the final payment). If application to the Overadvance Term Loan of any prepayment required under this Section reduces the Overadvance Term Loan to zero, the remaining amount of such prepayment shall be applied to reduce the Revolving Loan and the Revolving Commitment shall be automatically and permanently reduced by an equivalent amount. Notwithstanding anything to the contrary in this Agreement, in the event the Kissimmee Leasehold Sale Proceeds are not sufficient to satisfy in full the Florida Term Loan and Term Loan (the "Deficiency"), such Deficiency shall automatically be added to the principal amount of the Overadvance Term Loan, subject only to the execution and delivery of an Amended and Restated Overadvance Term Note by the Borrower.

         1.9.4.   MANDATORY PREPAYMENTS OF REVOLVING NOTE.

                  1.9.4.1. PREPAYMENTS UPON VOLUNTARY REDUCTION OF REVOLVING COMMITMENT. On the date of any reduction of the Revolving Commitment under Section 3.1, Borrower shall prepay the Revolving Loan to the extent that the aggregate unpaid principal amount of the Revolving Loan exceeds the aggregate amount of the Revolving Commitment as so reduced.

                  1.9.4.2. EXCESS BORROWINGS. Borrower shall not permit or allow the aggregate unpaid amount of the Revolving Loan at any time to exceed the Maximum Available Amount, and Borrower shall repay the Revolving Loan by an amount equal to and to the extent of any such excess, immediately upon obtaining notice or knowledge thereof.

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2.       GENERAL PROVISIONS CONCERNING INTEREST.

         2.1.     GENERAL INTEREST PROVISION.

                  2.1.1. TIME OF ACCRUAL. Interest on each Loan shall accrue from and including the date of each advance on such Loan to but excluding the date of any repayment thereof.

                  2.1.2. COMPUTATION. Interest on each Loan shall be computed on the basis of a year deemed to consist of 360 days and paid for the actual number of days elapsed. Any change in the interest rate on any Loan or any portion thereof resulting from a change in the Prime Rate shall be effective for the entire day on which such change in the Prime Rate shall become effective.

         2.2. USURY. It is the intention of the parties to comply with all applicable usury laws. Accordingly, it is agreed that notwithstanding any provisions to the contrary in the Loan Documents, in no event shall the Loan Documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess interest is contracted for, charged or received under the Loan Documents, or in the event the maturity of the Indebtedness evidenced by such Loan Documents is accelerated in whole or in part, or in the event that all or a part of the principal or interest of the Notes shall be prepaid, so that under any such circumstances the amount of interest contracted for, charged or received shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (i) the provisions of this Section shall govern or control; (ii) neither Borrower nor any Person now or hereafter liable for repayment of such Indebtedness shall be obligated to pay the amount of such interest not permitted by the applicable usury laws; (iii) any such excess which may have been collected shall be refunded to Borrower or such other Person; and (iv) the effective rate of interest for the Notes shall be deemed automatically reduced to the maximum lawful rate allowed under applicable usury laws.

3.       GENERAL PROVISIONS CONCERNING COMMITMENTS AND LOANS.

         3.1. CANCELLATION AND REDUCTION OF REVOLVING COMMITMENT. Borrower shall have the right, upon at least five (5) Business Days' prior written notice to Bank, at any time, to cancel or from time to time reduce the Revolving Commitment; provided, however, that if the amount of such reduction shall cause the Revolving Commitment to be less than the aggregate principal amount outstanding under the Revolving Loan on the date of such reduction, then such reduction shall not occur until the amount of such excess is repaid under Section 1.9.4.2. Any such reduction of the Revolving Commitment shall (i) be in the amount of One Hundred Thousand Dollars ($100,000) or any whole multiple thereof; and
         (ii) reduce permanently the amount of the Revolving Commitment then in effect.

         3.2. REPAYMENT OR PREPAYMENT OF TERM COMMITMENT, FLORIDA TERM COMMITMENT, OR OVERADVANCE TERM Commitment. Any prepayment or repayment of the Term Loan, Florida Term Loan, or Overadvance Term Loan may not be reborrowed and shall permanently and automatically reduce the Term Commitment, Florida Term Commitment, or Overadvance Term Commitment by an amount equal to such prepayment or repayment.

         3.3. METHOD AND TIME OF PAYMENT. All payments received by Bank shall be applied against the Loan Obligations on the Business Day received, provided, however, for purposes of interest calculation under this Agreement, (A) cash and wire-transfers of immediately available funds received by Bank shall be applied against the Loan Obligations on the Business Day received and (B) checks, instruments and other items of payment (other than cash and wire-transfers of

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         immediately available funds) shall be deemed to have been applied against the Loan Obligations on the second Business Day after receipt thereof by Bank. All other payments to be made by Borrower hereunder or under any of the other Loan Documents shall be made to Bank in Dollars and in immediately available funds, at the Applicable Lending Office not later than 1:00 p.m., St. Louis time, on the date on which such payment shall become due; and funds received after that hour shall be deemed to have been received by Bank on the next succeeding Business Day. If any principal of or interest on any Note or any other amount payable hereunder falls due on a date which is not a Business Day, then such due date shall be extended to the next succeeding Business Day, and interest on such principal shall be payable in respect of such extension. Borrower authorizes and directs Bank to charge any account, including but not limited to the Operating Account, maintained by it with Bank or cause an advance to be made under the Revolving Loan, to the extent that funds are available in such account or accounts or under such Revolving Loan, in order to cause timely payment to be made to Bank of principal and interest on the Notes and any other amounts payable by it to Bank hereunder or under any of the other Loan Documents.

         3.4. EFFECT OF TELEPHONIC NOTICE. Bank shall not incur any liability to Borrower in acting upon any telephonic notice referred to herein which Bank believes in good faith to have been given by a duly authorized officer or other Person authorized to borrow on behalf of Borrower, and upon the funding of any Borrowing by Bank in accordance with this Agreement pursuant to any such telephonic notice, Borrower shall be deemed to have obtained the proceeds of Borrowings hereunder and shall be liable hereunder and under the Notes with respect to such Borrowings.

4.       COLLATERAL AND SECURITY.

         4.1. SECURITY. As security for the Loan Obligations, Borrower has previously delivered or caused to be delivered to Bank (i) the Amended and Restated Security Agreement (as has been or may be further amended, restated, or otherwise modified from time to time, the "Security Agreement") granting Bank a first priority security interest in the Personal Property Collateral subject only to applicable Permitted Liens; (ii) the Trademark Collateral Assignment and Security Agreement (as may be amended, restated, or otherwise modified from time to time, the "Trademark Assignment") granting Bank a first priority collateral assignment of all trademarks of Borrower; (iii) the Assignment of Accounts Agreement between Borrower and Bank (together, as may be amended, restated, or otherwise modified from time to time, the "Account Assignment"); (iv) the Leasehold Mortgage, Security Agreement, and Fixture Filing, granting Bank a first priority lien on Kissimmee Leasehold (as it may be amended, restated, extended, renewed, replaced or otherwise modified from time to time, the "Mortgage"); and (v) any other documents evidencing or granting a Lien or security interest in the property of Borrower to Bank which may from time to time be executed and delivered by Borrower to Bank pursuant to this Agreement. As further security for the Loan Obligations, as of the Closing Date Borrower will cause Hotelworks.com, Inc. (formerly known as Hospitality Worldwide Services, Inc.) ("Hotelworks") to execute and deliver to Bank a Stock Pledge Agreement by and between Bank and Hotelworks (as may be amended, restated, or otherwise modified from time to time, the "Stock Pledge Agreement") pledging 100% of the outstanding shares of Borrower as security for the Loan Obligations. As further security for any and all Loan Obligations of Borrower to Bank, if, at any time after the date of this Agreement, Borrower has any Subsidiaries permitted by this Agreement, Borrower shall notify Bank thereof and shall immediately upon Bank's request, deliver such security documents covering such of the assets of such Subsidiaries as may be requested by Bank; all such documents delivered to Bank shall be deemed to be Security

         Documents hereunder and all property covered by such documents shall be deemed Collateral hereunder.

         4.2. BANK'S RIGHTS UPON MATURITY. After maturity of any one or more of the Notes, by acceleration or otherwise, Bank may sell or otherwise dispose of the Collateral as provided in Section 9.3.

         4.3. APPOINTMENT OF BANK AS BORROWER'S ATTORNEY-IN-FACT. Following the occurrence and during the continuance of an Event of Default, until such Event of Default has been cured or waived in writing, Borrower hereby agrees to designate, make, constitute and appoint Bank (and all Persons designated by Bank) as Borrower's true and lawful agent and attorney-in-fact (which appointment shall for all purposes be deemed to be coupled with an interest), and authorizes Bank, in Borrower's or Bank's name, to: (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Bank deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account; (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar documents against an Account Debtor; (viii) endorse Borrower's name on any verification of Accounts and notices thereof to Account Debtors; and (ix) do all acts and things which are necessary, in Bank's sole discretion, to fulfill the Loan Obligations. (x) take control in any manner of any item of payment or proceeds of any Account; (xi) have access to any lock box into which proceeds of any Account are deposited; (xii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in Operating Account on account of the Loan Obligations; (xiii) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto; (xiv) execute in Borrower's name and on Borrower's behalf any financing statements or amendments thereto; and (xv) after giving notice to Borrower of Bank's intent to do so, communicate with Borrower's independent certified public accountants.

         4.4. CROSS-COLLATERALIZATION. Borrower expressly agrees that all Collateral secures the repayment of all Loan Obligations. Any property of Borrower in which Bank has a Lien to secure the repayment of any of the Loan Obligations are deemed to secure the repayment of each of the other Loan Obligations, whether or not the Loan Documents giving rise to such Lien so provides and whether or not such Loan Document was executed before, simultaneously with, or after the incurrence of such Loan Obligation. At the request of Bank, Borrower agrees to execute and deliver to Bank, or cause to be executed and delivered to Bank, such documents and agreements (including without limitation amendments to existing Loan Documents), and shall take or cause to be taken such actions as Bank deems reasonably necessary to carry out the intent of this Section.

5.       CONDITIONS OF LENDING.

         5.1. CONDITIONS TO OVERADVANCE TERM LOAN AND INITIAL BORROWING. As conditions precedent to Bank's obligation to make the Overadvance Term Loan and to fund the Revolving Loan on the Closing Date, Borrower shall comply with the following:

                  5.1.1. CERTAIN DOCUMENTS. Borrower shall furnish or cause to be furnished to Bank the following, all in form and substance satisfactory to Bank:

                           5.1.1.1. SECOND AMENDED AND RESTATED LOAN AGREEMENT. This Agreement, duly executed by Borrower.

                           5.1.1.2. NEW NOTES. The Revolving Note and the Overadvance Term Note, duly executed by Borrower.

                           5.1.1.3. STOCK PLEDGE AGREEMENT. The Stock Pledge Agreement, duly executed by Hotelworks, together with original stock certificates representing all of the issued and outstanding capital stock of Borrower owned by Hotelworks and stock powers executed in blank.

                           5.1.1.4. GOOD STANDING CERTIFICATES. Certificates of good standing of Borrower in its states of incorporation and qualification, issued by the Secretary of State of such states.

                           5.1.1.5. SECRETARY'S CERTIFICATE. A Certificate of the Secretary or Assistant Secretary of Borrower certifying (i) the copies of Borrower's articles or certificate of incorporation and bylaws furnished to Bank as accurate, complete and containing all amendments thereto as of the date of this Agreement,
                           (ii) the resolutions adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of the Loan Documents, and the making of the Overadvance Term Loan and the initial Borrowing under the Revolving Loan and the Borrowings by Borrower under this Agreement, and
                           (iii) the names, titles, incumbency and true signatures of the corporate officers who are authorized to sign the Loan Documents.

                           5.1.1.6. CONSENTS; LICENSES; APPROVALS. Copies of all consents, licenses and approvals, if any, obtained by Borrower in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents; and all such consents, licenses and approvals received by Bank pursuant to this Section shall be in full force and effect.

                           5.1.1.7. UCC FINANCING STATEMENTS. UCC financing statements, duly executed by Hotelworks which identify the stock being pledged by Hotelworks to Bank pursuant to the Stock Pledge Agreement.

                           5.1.1.8. LEGAL OPINION. An opinion of Borrower's counsel, duly executed by Borrower's counsel.

                           5.1.1.9. NOTICE OF BORROWING. A Notice of Borrowing as required by Section 1.5.1.

                           5.1.1.10. OTHER. Such other certificates, approvals, opinions or documents as Bank or its counsel may reasonably request.

                  5.1.2.   OTHER MATTERS.

                           5.1.2.1. FINANCIAL STATEMENTS. Borrower shall have delivered the Initial Financial Statements.

                           5.1.2.2. NO DEFAULT. No Default or Event of Default will occur as a result of the Overadvance Term Loan or the initial Borrowing under the Revolving Loan or the application of the proceeds thereof.

                           5.1.2.3. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Loan Documents shall be true and correct.

                           5.1.2.4. MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in Borrower's business, operations, revenues, financial condition or property since the date of the most recent Financial Statements delivered to Bank before the Closing Date, except as disclosed on the Disclosure Schedule.

                           5.1.2.5. NO LEGAL RESTRAINTS. There shall be (i) no litigation, investigation or other proceeding, by or before any court, arbitrator or governmental authority, with respect to any of the Loan Documents or any of the transactions contemplated thereby, pending or threatened against Borrower or any of its property, excluding any litigation, investigation or other proceeding initiated by Bank, and (ii) no injunction, writ, temporary restraining order or any order of any nature issued by any court or other governmental authority which purports to restrain or enjoin the making of the Term Loan, the making of any Borrowing or the consummation of any other transaction contemplated by any of the Loan Documents.

                           5.1.2.6. ADDITIONAL MATTERS. All other documents and matters in connection with the transactions contemplated by the Loan Documents shall be in form and substance reasonably satisfactory to Bank.

5.2. CONDITIONS TO SUBSEQUENT BORROWINGS. The obligation of Bank to make any subsequent advances under the Revolving Loan shall be subject to the prior or concurrent fulfillment of each of the following additional conditions precedent, all in a manner reasonably satisfactory to Bank:

         5.2.1. DEFAULT. No Default or Event of Default shall have occurred and be continuing which has not been cured or waived or will occur as a result of the Borrowing or the application of the proceeds thereof.

         5.2.2. NO LEGAL RESTRAINTS. There shall be (i) no litigation, investigation or other proceeding, by or before any court, arbitrator or governmental authority, with respect to any of the Loan Documents or any of the transactions contemplated thereby, pending or threatened against Borrower or any of its property and (ii) no injunction, writ, temporary restraining order or any order of any nature issued by any court or other governmental authority which purports to restrain or enjoin the making of the Loans or any Borrowing or the consummation of any other transaction contemplated by the Loan Documents.

6.       REPRESENTATIONS AND WARRANTIES.

         Except as otherwise set forth in the Disclosure Schedule (the "Disclosure Schedule") executed by Borrower and Bank of even date herewith, Borrower represents and warrants to Bank as follows:

         6.1. BORROWER ORGANIZATION AND EXISTENCE. Borrower is a corporation duly organized and existing in good standing under the laws of the state of its incorporation; is duly qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business as a foreign corporation and where the failure to be so qualified would have a Material Adverse Effect; and has the corporate power and authority to own its properties and carry on its business as now being conducted.

         6.2. CORPORATE AUTHORIZATION. Borrower is duly authorized to execute, deliver, and perform its obligations under each of the Loan Documents to which Borrower is a party, and Borrower is duly authorized to borrow hereunder; each of the Loan Documents have been properly authorized by all requisite corporate action of Borrower and its shareholders.

         6.3. DUE EXECUTION. Each of the Loan Documents to which Borrower is a party has been duly executed and delivered on behalf of Borrower.

         6.4. CONSENTS; PERMITS; LICENSES. To the knowledge of Borrower, no consent of any other Person and no consent, permit, license, approval or authorization of, or registration, declaration or filing with or notice to, any governmental authority is required in connection with the execution, delivery or performance by Borrower, or the validity or enforceability against Borrower, of any of the Loan Documents.

         6.5. LEGAL RESTRAINT. To the knowledge of Borrower, neither the Loan Documents nor the performance by Borrower of its obligations thereunder
         (a) violates any provision of any law, rule or regulation or of any order, judgment, award or decree of any court, arbitrator or governmental authority to which Borrower is subject, the articles or certificate of incorporation or bylaws of Borrower, or any security issued by Borrower or any Material Agreement, or (b) results in the creation or imposition of any Lien upon which or with respect to Borrower's properties, except as contemplated by this Agreement.

         6.6. ENFORCEABILITY OF LOAN OBLIGATIONS. Each of the Loan Documents to which Borrower is a party constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally or by equitable principles of general application (whether considered in an action at law or in equity).

         6.7. LITIGATION AND PROCEEDINGS. Except as disclosed on Schedule 6.8, there is no pending or, to the best of Borrower's knowledge, threatened action, suit, investigation or proceeding affecting Borrower before any court, arbitrator, or governmental authority (including but not limited to the DOL (ERISA) or the EPA) which, if adversely determined, would have a Material Adverse Effect. Borrower is not in default under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental authority having jurisdiction over Borrower where such default would result in a Material Adverse Effect or would materially and adversely affect the ability of Borrower to perform the Loan Obligations.

         6.8. OTHER NAMES. During the past five years, Borrower has not used any corporate or fictitious name other than "Professional Installers," "Professional Installers, Inc.," "Bekins Installers," "BDS Logistics," "BDS," "Bekins Distribution Services," "BDS Professional Installers, Inc.," "BDS Acquisition Company, Inc.," and the name for Borrower at the beginning of this Agreement, which is the same as the name shown on Borrower's certificate or articles of incorporation through the date of filing of the last amendment thereto. Borrower is not affiliated in any way, and has never been affiliated in any way with, nor have any of Borrower's assets been owned by, "Professional Installers Inc." or "Professional Installers, Inc." located at 1178 Dunston Drive, St. Louis, Missouri, or located at 11710 Administration Drive, St. Louis, Missouri, or with any entity called B.D.& S, Inc., or with any affiliate or subsidiary of any of the foregoing.

         6.9. FINANCIAL STATEMENTS. All Financial Statements furnished to Bank by Borrower pursuant to Section 7.6.1 and 7.6.3, are complete and correct in all material respects, have been prepared in accordance with GAAP (except that interim statements are subject to year-end adjustments and do not have footnotes), and fairly present in all material respects the financial condition and results of the operations of Borrower as of the dates and for the periods stated therein.

         6.10. NO CHANGE IN CONDITION. There has been no material adverse change in the business, operations, property or financial condition of Borrower since the date of the most recent Financial Statements of Borrower furnished to Bank hereunder.

         6.11. NO DEFAULT. After this Agreement has become effective, Borrower is not in default in any material respect in the payment or performance of any obligations for monies borrowed or under any Material Agreement.

         6.12. COMPLIANCE WITH LAWS. Borrower is in compliance, in all material respects, with all laws, rules and regulations applicable to it, the violation of which could reasonably be expected to have a Material Adverse Effect.

         6.13. INVESTMENT. Borrower has no Investment in another Person except Permitted Investments or Investments reflected in the most recent Financial Statements delivered to Bank.

         6.14. INDEBTEDNESS. Borrower has no Indebtedness except existing Permitted Indebtedness or Indebtedness reflected in the most recent Financial Statements delivered to Bank.

         6.15. LEASES. Borrower has no interest under any leases real property leases that have lease terms of more than one year and require annual payments in amounts of more than $100,000, other than (i) the lease for the Kissimmee Leasehold, (ii) the lease between Borrower and Lowrie Brown Investment Co. in Orlando, Florida, and (iii) lease contracts described in the Disclosure Schedule.

         6.16. OUTSTANDING GUARANTIES. Borrower has no guaranties of Indebtedness outstanding.

         6.17. TAX LIABILITIES; GOVERNMENTAL CHARGES. No tax Liens have been filed and, to the knowledge of Borrower, no material claims are being asserted with respect to any such taxes, assessments, fees or other governmental charges.

         6.18. TITLE TO PROPERTY; STATE OF COLLATERAL. Except for Permitted Liens, Borrower has good and indefeasible title to all personal property purported to be owned by it and reflected in its Financial Statements furnished to Bank. The Collateral is subject to no Lien except the existing Permitted Liens. Each tangible item of Personal Property Collateral that is material to the business of Borrower is, except for normal wear and tear, in good operating condition and repair and is suitable for the use to which it is customarily put by its owner.

         6.19. INTELLECTUAL PROPERTY RIGHTS. (i) Borrower owns all right, title and interest in, under and to the Intellectual Property, subject to no licenses or any interest therein or other agreements relating thereto;
         (ii) no Intellectual Property or grant of license by or to Borrower is subject to any pending or, to the best of Borrower's knowledge, threatened challenge; and (iii) there are no claims or demands of any Person pertaining to, or any proceedings which are pending or, to the best of Borrower's knowledge, threatened, which challenge Borrower's rights in respect of any proprietary or confidential information or trade secrets that are material to the conduct of Borrower's business.

         6.20. CHIEF PLACE OF BUSINESS; LOCATIONS OF COLLATERAL. As of the date hereof, the chief executive office and the principal places of business of Borrower are located at the places listed and so identified on Exhibit 6.20. As of the date hereof, the books and records of Borrower, and all of the Borrower's chattel paper and all records of Accounts, are located at the places listed and so identified on Exhibit 6.20. As of the date hereof, all of the Collateral (except for Inventory which is in transit, or job-site equipment which has been expensed by Borrower on Borrower's books) is located at the places listed and so identified on Exhibit 6.20. There is no office or place of business at which Borrower conducts business except those identified as its chief executive office, its principal places of business, and the places where its books and records pertaining to Accounts and chattel paper are kept as so identified on Exhibit 6.20.

         6.21. NEGATIVE PLEDGES. Borrower is not a party to or bound by any agreement, indenture, or other instrument which prohibits the creation, incurrence or sufferance to exist of any Lien upon or other conveyance of the Collateral, except as permitted under this Agreement.

         6.22. MARGIN STOCK. Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" (within the meaning of Regulation U issued by the Board), and no part of the proceeds of any Loan hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         6.23. INVESTMENT COMPANY ACT, ETC. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or, a company "controlled" (within the meaning of such Investment Company Act) by such an "investment company". Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or to any other federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

         6.24. NO SUBSIDIARIES. Borrower has no Subsidiaries.

         6.25. LOCK BOXES. Borrower has no lock box other than those allowed or required hereunder.

         6.26. SHAREHOLDER NOTIFICATION. Hotelworks has been notified that Borrower is executing this Agreement and the other Loan Documents and that Borrower is entering into the transactions contemplated by this Agreement and the other Loan Documents.

         6.27. OWNERSHIP OF SHARES. Hotelworks owns 100% of the issued and outstanding capital stock of Borrower. There are no outstanding warrants, options, subscriptions or other contractual arrangements for the purchase of any other shares of stock or any securities convertible into shares of stock of Borrower other than Warrants which Borrower is permitted to issue hereunder.

7.       AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any of the Commitments remain in effect or any Loan Obligation is owing to Bank by Borrower, Borrower shall do, or cause to be done, the following (and, if, at any time after the date of this Agreement, Borrower has any Subsidiaries permitted by this Agreement, Borrower shall cause each of its Subsidiaries to do with respect to that Subsidiary all of the following as though the Subsidiary were the Borrower):

         7.1. USE OF PROCEEDS. The proceeds of the Overadvance Term Loan and the Revolving Loans shall be used to pay a dividend to Hotelworks and to satisfy intercompany indebtedness owed to Hotelworks in the amount of $6,800,000 as of September 1, 2000, and to the extent of any excess, to provide working capital and for payment of expenses incurred in connection with this transaction.

         7.2. CORPORATE EXISTENCE. Borrower shall maintain in good standing its corporate existence and its right to transact business in those states in which it is now or hereafter doing business to the extent that the failure to do so would have a Material Adverse Effect.

         7.3. MAINTENANCE OF PROPERTY AND LEASES. Borrower shall maintain all buildings, equipment, machinery, fixtures and other property necessary for the operation of its business in a manner consistent with Borrower's usual past practices; Borrower shall maintain all leases of real or personal property in good standing, free of any defaults thereunder which could reasonably be expected to have a Material Adverse Effect; and Borrower shall obtain and maintain all licenses, permits and registrations which are material and necessary to the conduct of its operations.

         7.4. INSURANCE. Borrower shall at all times keep insured or cause to be kept insured all property owned by it and all of the Collateral of a character usually insured by others carrying on businesses similar to that of Borrower in such manner and to such extent as such properties are usually insured. Borrower shall at all times carry insurance against liability on account of damage to persons or property (including product liability insurance and insurance required under all applicable workmen's compensation laws) and covering all other liabilities common to Borrower's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of Borrower. All policies of liability insurance maintained hereunder shall name Bank as an additional insured; all fire and casualty policies of insurance maintained hereunder shall reflect Bank's interest therein as mortgagee. All policies of insurance maintained hereunder shall contain a clause providing that such policies may not be canceled without thirty (30) days prior written notice to Bank (provided, however, that Borrower may cancel its insurance in effect as of the date hereof without thirty
         (30) days prior written notice to Bank so long as Borrower simultaneously establishes comparable insurance coverage which meets the requirements of this Section). Borrower shall upon request of Bank at any time furnish updated certificates (in the form required as a condition to Bank's lending hereunder) for such insurance to Bank.

         7.5. COMPLIANCE WITH LAWS. Borrower shall so conduct its operations as to be in compliance in all material respects with all laws and government rules and regulations applicable to Borrower, including those relating to environmental, pension benefits, employment, and health and safety protection, the violation of which could reasonably be expected to have a Material Adverse Effect; and within five (5) days of Borrower's receipt of written notice of any such violation, Borrower shall provide Bank with notice thereof.

         7.6. FINANCIAL INFORMATION. Borrower shall maintain, for itself and any Subsidiary of Borrower, a system of accounting established and administered in accordance with GAAP, and shall furnish to Bank:

                  7.6.1. Within one hundred twenty (120) days after the close of each fiscal year of Borrower, commencing with fiscal year 2000, Financial Statements for Borrower audited by an accounting firm reasonably acceptable to Bank (Bank agrees that BDO Seidman is acceptable).

                  7.6.2. Within 45 days after the close of each fiscal year of Borrower, a budget and financial projections for the succeeding fiscal year.

                  7.6.3. Within thirty (30) days after the close of each calendar month in each fiscal year of Borrower, unaudited Financial Statements for Borrower, in each case certified as accurate, subject to normal year-end adjustments, by a Responsible Officer of Borrower.

                  7.6.4. Not later than 15 Business Days after the end of each calendar month, Borrower shall deliver to Bank, duly completed and signed by a Responsible Officer, a borrowing base certificate (the "Borrowing Base Certificate") in substantially the form of Exhibit 7.6.4. The Borrowing Base Certificate shall be updated monthly with respect to Accounts. Borrower shall also deliver, not later than 15 Business Days after the end of such calendar month, an aged trial balance of Accounts (by invoice date) indicating which Accounts have not been paid for periods of up to 30, 60, 90 and more than 90 days from the date of invoice. Borrower shall provide such additional information as Bank may reasonably require with respect to determination of the Borrowing Base.

7.7. OTHER INFORMATION. Borrower shall promptly deliver written notice to Bank of: (i) any change in Borrower's name, (ii) any change of Borrower's principal place of business or chief executive office in any State in which it conducts its business, (iii) any additional State(s) in which Borrower is required to qualify to do business, not otherwise disclosed in this Agreement as of the Execution Date, and (iv) any additional trade names or styles under which Borrower will create Accounts, or to which instruments in payment of Accounts may be made payable, not otherwise disclosed in the Disclosure Schedule attached hereto.

7.8.     RECORDKEEPING; RIGHTS OF INSPECTION.

         7.8.1. ACCOUNT RECORDS. Borrower shall at all times hereafter maintain a record of Accounts at its principal place of business, keeping records that are correct and accurate in all material respects itemizing and describing the names and addresses of Account Debtors, relevant invoice numbers, shipping dates and due dates, collection histories, and Accounts agings, all of which records shall be available for inspection and making copies or abstracts thereof during Borrower's usual business hours upon the prior written request of any of Bank's authorized officers, employees or agents, and as long as such inspection does not interfere in any material respect with the normal business operations of Borrower. Borrower shall cooperate with Bank and its authorized agents during such inspection of the Accounts and the records with respect thereto.

         7.8.2. RECORDS IN GENERAL; AUDITS. In addition to and not as a limitation of the foregoing, Borrower shall (i) keep proper books of record and account in which full, true and correct entries, in conformity with GAAP, are made of all dealings and transactions in relation to its property, businesses and activities; (ii) when circumstances deem it reasonable to conduct such review, permit Persons authorized by Bank to visit and inspect its property, to inspect its books of record and account and to make photocopies and abstracts thereof, to review its accounts and to discuss the affairs, finances and accounts of Borrower with its officers and independent public accountants, during normal business hours and upon prior written notice to Borrower; and (iii) permit Bank, upon prior written notice to Borrower and during Borrower's usual business hours, to perform audits of such books and records of account and pay all costs of such audits, including Bank's actual out-of-pocket expenses for each audit; provided, however, that with respect to performing audits while there is no Default or Event of Default which is continuing, (a) the aggregate amount of such costs and expenses shall not exceed the aggregate amount of $5,000 for any fiscal year of Borrower, (b) there shall be no more than two audits conducted in any one fiscal year of Borrower, and (c) such audits shall not interfere in any material respect with the normal business operations of Borrower.

7.9.     MAINTENANCE OF LIENS OF SECURITY DOCUMENTS.

         7.9.1. PRESERVATION AND PERFECTION OF LIENS. Borrower shall promptly, upon the reasonable request of Bank and at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise reasonably necessary or desirable for the creation, preservation and/or perfection of the Liens purported to be created by the Security Documents and to fully consummate the transactions contemplated by the Loan Documents or to adequately secure the Loans.

         7.9.2. COMPLIANCE WITH TERMS OF SECURITY DOCUMENTS. Borrower shall faithfully observe and comply with all of the material terms, conditions and covenants contained in the Security Documents.

         7.9.3. FURTHER ASSURANCES. Borrower shall execute and deliver, or cause to be executed and delivered, to Bank such documents and agreements, and shall take or cause to be taken such actions, as Bank may from time to time reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

8.       NEGATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any of the Commitments remain in effect or any Loan Obligation is owing to Bank by Borrower, Borrower will not, directly or indirectly, without the prior written permission of Bank (and, if at any time after the date of this Agreement Borrower has any Subsidiaries permitted by this Agreement, the same shall apply to Borrower and its Subsidiaries collectively as if they, when taken together, constituted the Borrower):

         8.1. LIENS. Create, incur, assume or allow to exist any Lien upon all or any part of its property, real or personal, now owned or hereafter acquired, except the following (the "Permitted Liens"):

                  8.1.1. Liens for taxes, assessments or governmental charges that (a) are not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on Borrower's books, or
                  (b) for which the amount in controversy does not exceed
                  $25,000.

                  8.1.2. Liens arising out of deposits in connection with workmen's compensation, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

                  8.1.3. Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

                  8.1.4. Liens imposed by law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Liens arising in the ordinary course of business which secure payment of obligations which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on Borrower's books, provided, that, the requirement to contest such Liens shall not apply to Liens that have been in existence for fewer than 60 days.

                  8.1.5. Liens existing on the Closing Date described in the Disclosure Schedule.

                  8.1.6. Purchase money security interests or Liens securing leases that are treated as capital lease obligations on the Borrower's Financial Statements of $100,000 or less in connection with any one purchase or capital lease by Borrower, provided, that, the aggregate amount at any one time shall not exceed $350,000.

                  8.1.7. Encumbrances in the nature of zoning, restrictions, easements and restrictions of record on the use of real property, which in each case do not materially detract from the value of the encumbered property.

                  8.1.8. Landlords' and lessors' liens on rented premises and restrictions on transfers or assignments of leases.

                  8.1.9. Liens granted to Bank under the terms of the Loan Documents.

         8.2. PLEDGES AND GUARANTIES. Except to the extent the same would constitute a Permitted Lien or Permitted Indebtedness, pledge, assign, or encumber any of its notes, accounts receivable or inventories, nor discount or sell any of its notes or accounts receivable, nor become liable as guarantor, surety, or endorser for or on any Indebtedness, contract, or undertaking of any Person.

         8.3. DISPOSITION OF ASSETS. Sell or otherwise transfer all or a substantial part of its real estate, buildings, machinery, furniture, equipment, Intellectual Property, or other property now owned or hereafter acquired, except that Borrower may sell assets (including but not limited to the Kissimmee Leasehold) provided Borrower makes a prepayment, if required, of the Property Sale Proceeds and the Kissimmee Leasehold Sales Proceeds, as the case may be, as required by
         Section 1.9.2.1.

         8.4. MERGER; LOANS AND INVESTMENTS. Merge or consolidate, unless Borrower is the surviving entity, or acquire a substantial interest in any company or business, or make any Investment in or advances to any Person other than the Permitted Investments.

         8.5. INDEBTEDNESS. Create, incur, assume or allow to exist any other Indebtedness of any kind or description, borrow money, or otherwise become indebted, except the following (the "Permitted Indebtedness"):

                  8.5.1. To trade creditors in the normal course of business.

                  8.5.2. To Bank.

                  8.5.3. Indebtedness secured by Permitted Liens.

                  8.5.4. Indebtedness existing as of the date hereof (and renewals, financings, replacements or extensions of such Indebtedness).

                  8.5.5. Intercompany Indebtedness for amounts allocated to Borrower by its parent for taxes, insurance, audit expenses and other similar obligations to the extent reasonably necessary for consolidated tax planning and working capital management.

                  8.5.6. Indebtedness arising from judgments that do not cause an Event of Default.

         8.6. DIVIDENDS; FEES. Make, at any time, any payment with respect to its stock (preferred or common), including any cash dividend or acquisition or redemption of any outstanding stock or retirement or prepayment of any securities before their regularly scheduled maturity dates, or make, at any time, any loan, advance, distribution, or other payment (including without limitation management fees) to a shareholder for any reason, other than dividends to Borrower's parent to satisfy Permitted Indebtedness under Section 8.5.5.

         8.7. ISSUANCE OF SECURITIES. Issue any capital stock, create any new class of stock, or issue any other securities (including options or warrants) except (i) the Warrants, provided the Warrants, upon exercise, will not represent more than 20% of the outstanding capital stock of Borrower, and the Warrants are issued only to management of Borrower, and (ii) Borrower may issue securities provided Borrower makes a prepayment as required by Section 1.9. Additionally, capital stock can be issued in connection with the exercise of the Warrants so long as such issued stock is pledged to Bank by the holders thereof pursuant to documents in form and substance satisfactory to Bank and the certificates representing such issued stock are delivered to Bank along with stock powers duly executed in blank.

         8.8. TRANSACTIONS WITH AFFILIATES. Enter into or be a party to any transaction or arrangement, including without limitation, the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, other than in the ordinary course of business and pursuant to the reasonable requirements of Borrower's business and on fair and reasonable terms substantially as favorable to Borrower as those which it could obtain in a comparable arm's-length transaction with a non-Affiliate; provided, that, this section shall not apply to payment terms extended to Affiliates for services provided by Borrower.

         8.9. BAILMENT; WAREHOUSING; CONSIGNMENT. Store any Inventory with a bailee, warehouseman, consignee or similar third party without Bank's prior written consent and unless Bank shall have received warehouse receipts or bailee letters satisfactory to Bank prior to the commencement of such storage; provided, however, that Borrower shall not be required to obtain Bank's prior written consent or provide Bank with warehouse receipts or bailee letters with respect to Inventory which consists of furnishings and similar property received by Borrower as payment in-kind with an aggregate value not exceeding $100,000.

         8.10. SUBSIDIARIES. Acquire, create or have any Subsidiaries other than those listed on the Disclosure Schedule or included in Permitted Investments.

         8.11. PROTECTION OF COLLATERAL. Allow Borrower's rights in the Collateral to be affected by attachment, levy, garnishment, or other judicial process remaining unpaid, unstayed on appeal, undischarged, unbonded or undismissed for more than thirty (30) days and Borrower will defend the Collateral from and against the claims and demands of all Persons, whenever made.

         8.12. LOCK BOXES. Maintain any lock box or depository accounts other than those allowed or required under this Agreement.

         8.13. FISCAL YEAR. Change its fiscal year from a fiscal year ending on the last day of December.

9.       EVENTS OF DEFAULT.

         9.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an event of default (an "Event of Default") under this
         Agreement:

                  9.1.1. PAYMENT. Nonpayment of any of the Loan Obligations or any fee or other amount payable hereunder which is not paid within five days of the date when due and payable, whether at maturity or otherwise.

                  9.1.2. REPRESENTATIONS OR WARRANTIES. Any representation or warranty made by Borrower in any of the Loan Documents is discovered at any time to have been false in any material respect as of the date hereof.

                  9.1.3. COVENANTS OR AGREEMENTS. Breach by Borrower (other than a breach which constitutes an Event of Default under Sections
                  9.1.1 or 9.1.2) of any terms, covenants, or provisions of this Agreement or any of the other Loan Documents which is not remedied or waived within thirty (30) days after the occurrence of such breach.

                  9.1.4. ACCELERATION OF OTHER INDEBTEDNESS. Any obligation of Borrower (other than Borrower's obligations hereunder) for the payment of borrowed money in excess of $100,000 is declared to be due and payable or required to be prepaid (other than by a regularly scheduled prepayment) prior to the expressed maturity thereof, and such obligation remains unpaid for five days.

                  9.1.5. SECURITY DOCUMENTS. Other than as a result of any action or omission by Bank, any Security Document ceases to be in full force and effect or any Lien on any of the Collateral purported to be created by any Security Document ceases to be or is not a valid and perfected first priority Lien to the extent contemplated hereby or thereby.

                  9.1.6. BANKRUPTCY; INSOLVENCY; ETC. Borrower (i) fails to pay, or admits in writing its inability to pay, its debts as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes an assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of Borrower or any substantial part of its property; (iv) commences any proceeding relating to Borrower under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) if there is commenced against Borrower any such proceeding which remains undismissed for a period of sixty
                  (60) days, or Borrower by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for Borrower or of any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of sixty (60) days; or (vi) Borrower shall take any corporate action to authorize any of the foregoing.

                  9.1.7. JUDGMENTS; ATTACHMENT; ETC. Any one or more judgments or orders against Borrower or any attachment or other levy against the property of Borrower with respect to a claim or claims, involving in the aggregate a liability (not paid or fully covered by insurance, less the amount of commercially reasonable deductibles) in excess of $100,000, remains unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of sixty (60) days.

                  9.1.8. LIQUIDATION OR DISSOLUTION OF BORROWER. Borrower is liquidated or dissolved.

                  9.1.9. DISPOSAL OF COLLATERAL. Borrower disposes of any of the Collateral in a manner other than contemplated elsewhere in this Agreement.

                  9.1.10. LOSS OF COLLATERAL. Uninsured loss, theft, damage or destruction to or of any of the Collateral (other than Accounts) which would have a Material Adverse Effect.

                  9.1.11. DELIVERY OF FINANCIAL STATEMENTS AND REPORTS. Breach by Borrower of any of the requirements of Section 7.6 with respect to delivery of Financial Statements and Borrowing Base Certificates, which breach is not remedied or waived within five (5) Business Days.

                  9.1.12. SEIZURE OF ASSETS. All or a substantial part of the property of Borrower is nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property of Borrower shall be assumed by any governmental authority or any court of competent jurisdiction at the instance of any governmental authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect.

                  9.1.13. STOCK PLEDGE AGREEMENT. A change occurs in the ownership structure of Borrower which would cause Hotelworks or the holders of the Warrants, upon liquidation of Borrower, to be entitled to receive less than 100% of the net assets of Borrower, after satisfaction of claims of creditors under applicable law; provided, however, that no Event of Default will result from such a change in ownership structure which occurs as part of a transaction which results in the payment in full of all of the Loan Obligations of Borrower immediately upon consummation thereof.

         9.2.     CROSS-DEFAULT; CROSS-COLLATERALIZATION.

                  9.2.1. CROSS-DEFAULT. It is agreed by Borrower that any Event of Default under this Agreement will constitute an event of default under all of the Loan Documents and all other agreements and evidences of Indebtedness under any of the other Loan Obligations, whether or not such is an event of default specified therein.

                  9.2.2. CROSS-COLLATERALIZATION. Borrower agrees that upon any Event of Default, the proceeds of any property or Collateral of Borrower in the possession of Bank or in which Bank has a security interest, whether or not such property or Collateral is held as security for the Indebtedness under the Loan Documents or any of the other Loan Obligations, and any funds of Borrower on deposit with Bank, may be applied by Bank, at its discretion, to the Indebtedness outstanding under any of the Loan Obligations, at such times and in such order as Bank may from time to time deem appropriate.

         9.3. RIGHTS AND REMEDIES IN THE EVENT OF DEFAULT. Upon any Event of Default, and at any time thereafter, unless and until such Event of Default has been waived in writing, Bank may:

                  9.3.1. TERMINATION OF COMMITMENTS. Upon an Event of Default described in Section 9.1.6, the Commitments shall be deemed canceled. Upon any other Event of Default, and at any time thereafter, Bank may cancel the Commitments. Such cancellation may be without demand or notice of any kind, which Borrower expressly waives.

                  9.3.2. ACCELERATION. Declare all of the Indebtedness outstanding under the Loan Documents immediately due and payable without demand or notice of any kind, the same being hereby expressly waived by Borrower and such Indebtedness shall thereupon be and become immediately due and payable.

                  9.3.3. SECURED PARTY RIGHTS. Exercise any or all of the rights of Bank under the applicable Security Documents and, in the case of Personal Property Collateral to which the UCC applies, Bank's rights as a secured party upon default by a debtor.

                  9.3.4. SALE OR OTHER DISPOSAL OF COLLATERAL. Sell or otherwise dispose of the Collateral at public or private sale in a commercially reasonable manner (which sale Bank may postpone from time to time by announcement at the time and place of sale stated in the notice of sale or by announcement at any adjourned sale without being required to give a new notice of sale) as Bank deems advisable, for cash or credit (provided, however, that Bank may become the purchaser at any such sale if permissible under applicable law and Bank may, in lieu of actual payment of the purchase price, offset the amount thereof against obligations owing to Bank) and Borrower agrees that Bank has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person. Bank may apply the net proceeds of such sale or other disposition, after deducting all costs and expenses for custody, preservation and collection, sale and delivery, to the payment of the Notes or of any or all other Indebtedness of Borrower to Bank, returning the residue to Borrower on demand.

                  9.3.5. USE OF INTELLECTUAL PROPERTIES. Use, without charge or liability to Bank therefor, any of Borrower's Intellectual Property, labels, licenses, certificates of authority, advertising materials, or any of Borrower's other properties or interests in properties of similar nature in advertising for sale, selling or otherwise realizing upon any of the Collateral securing the obligations of Borrower to Bank.

                  9.3.6. MISCELLANEOUS. Bank may exercise any other rights and remedies available to Bank under the Loan Documents or otherwise available to Bank at law or in equity.

                  9.3.7. APPLICATION OF FUNDS. Any funds received by Bank with respect to the Loan Obligations after any acceleration, including but not limited to proceeds of Collateral, shall be applied, at Bank's discretion, as follows: (i) first, to reimburse Bank for any amounts due to Bank under Sections 10.11, 10.12 and 10.16; (ii) second, to the payment of accrued and unpaid fees due hereunder and all other amounts due hereunder (other than the Loans and interest accrued thereon);
                  (iii) third, to the payment of interest accrued on the Loans;
                  (iv) fourth, to the payment of the Loans, in such order as Bank determines in its absolute discretion; and (v) fifth, to the payment of the other Loan Obligations. Any remaining amounts shall be paid to Borrower or such other Persons as shall be legally entitled thereto.

         9.4. BORROWER'S OBLIGATIONS. Upon the occurrence of an Event of Default, Borrower shall, if Bank so requests, assemble the Collateral and make it available to Bank at a place or places to be designated by Bank, reasonably convenient to Borrower, and Borrower shall upon demand by Bank assign to Bank all of Borrower's right, title and interest in and to all Intellectual Property of Borrower.

         9.5. NOTICE TO ACCOUNT DEBTORS. Bank may, without prior notice to Borrower, in its sole discretion, at any time or times from and after the occurrence of an Event of Default and during the continuance thereof, unless and until such Event of Default has been waived in writing by Bank, notify any or all Account Debtors that the Accounts have been assigned to Bank and that Bank has a security interest therein, and Bank may direct or Borrower, at Bank's request, shall direct, any or all Account Debtors to make all payments upon the Accounts directly to Bank. Bank shall furnish Borrower with a copy of any such notice issued by Bank.

         9.6. WAIVER. On the occurrence and during the continuance of an Event of Default, unless and until such Event of Default has been waived in writing by Bank, Borrower waives and releases any and all claims and causes of action which it may now or ever have against Bank as a result of any commercially reasonable possession, repossession, collection or sale by Bank of the Collateral, notwithstanding the effect of such possession, repossession, collection or sale upon Borrower's business; all rights of redemption from any such sale; and the benefit of all valuation, appraisal and exemption laws. If Bank seeks to take possession of any of the Collateral by replevin or other court process, Borrower hereby irrevocably waives any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession and any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof.

         9.7. NOTICE. Any notice of a sale, lease, or other disposition of the Collateral or any other intended action required to be given by Bank, if delivered or mailed at least ten (10) business days prior to such proposed action, shall be effective and constitute reasonable and fair notice to Borrower of any such action under the UCC and for all other purposes.

         9.8. ENTRY UPON PREMISES AND ACCESS TO INFORMATION. Upon the acceleration of any of the obligations of Borrower hereunder, Bank shall have the right to (i) enter upon the premises of Borrower where the Collateral is located (or is believed to be located) without any obligation to pay rent to Borrower, or any other place or places where the Collateral is believed to be located and kept, (ii) render the Collateral usable or saleable, (iii) remove the Collateral therefrom to the premises of Bank or any agent of Bank for such time as Bank may desire in order effectively to collect or liquidate the Collateral;
         (iv) take possession of, and make copies and abstracts of, Borrower's original books and records, obtain access to Borrower's data processing equipment, computer hardware and software relating to the Collateral and use all of the foregoing and the information contained therein in any manner Bank deems appropriate; and (v) notify postal authorities to change the address for delivery of Borrower's mail to an address designed by Bank and to receive, open and dispose of all mail addressed to Borrower.

         9.9. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, unless and until such Event of Default has been waived in writing by Bank, Bank is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, any other Indebtedness at any time owing by Bank to or for the credit or the account of Borrower, and any monies in an amount equal to the face amount of any instrument then deposited in or credited to the Lock Box or the Operating Account against any and all of the Loan Obligations, irrespective of whether or not Bank shall have made any demand under this Agreement or the Notes and although such Loan Obligations may be unmatured. The rights of Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Bank may otherwise have.

10.      MISCELLANEOUS.

         10.1. DEFINED TERMS. All capitalized terms used in this Agreement shall have the meanings defined in the Sections where they are first used, or if not therein defined, the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

         "Account Assignment" shall have the meaning given it in Section 4.1.

         "Accounts" shall mean the rights of Borrower to payment for goods sold or leased or for services rendered.

         "Account Debtor" shall mean the obligor on any Account.

         "Affiliate" of Borrower shall mean (a) any Person who is a director, officer or stockholder of Borrower; or (b) any Person which, directly or indirectly, is in control of, is controlled by or is under common control with, Borrower; or (c) any officer, director or stockholder of any Person described in clause (b) above. For purposes hereof, control of a Person shall mean the power, direct or indirect, (i) to vote twenty percent (20%) or more of the securities having ordinary voting power for the election of directors of such Person; or
(ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise and either alone or in conjunction with others.

         "Agreement" shall mean this Amended and Restated Loan Agreement, including all schedules and Exhibits hereto, as the same may be further amended, restated, or otherwise modified from time to time; the terms "herein", "hereof", "hereunder" and like terms shall be taken as referring to this Agreement in its entirety and shall not be limited to any particular Section or provision thereof; and Section, schedule and Exhibit references herein are to this Agreement unless otherwise specified.

         "Applicable Lending Office" shall mean the office of Bank at the address specified by Bank from time to time.

         "Bank" shall have the meaning given it in the introductory paragraph to this Agreement.

         "Board" shall mean the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

         "Borrower" shall have the meaning given it in the introductory paragraph to this Agreement.

         "Borrowing" shall mean a borrowing under the Revolving Loan.

         "Borrowing Base" shall mean at any date 85% of the total outstanding principal balance of the Eligible Accounts of Borrower at such date.

         "Borrowing Base Certificate" shall have the meaning given it in Section 7.6.

         "Borrowing Date" shall have the meaning given it in Section 1.5.1.1.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States of America and/or the State of Missouri.

         "Claims Act" shall mean the Assignment of Claims Act of 1940, as amended from time to time.

         "Closing Date" shall mean the date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all of the Personal Property Collateral, all of Borrower's interest in real property (whether owned or leased) and any improvements thereon (including without limitation the Kissimmee Leasehold), and all proceeds thereof.

         "Commitments" shall mean, collectively, the Revolving Commitment, the Term Commitment, the Florida Term Commitment, and the Overadvance Term Commitment.

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with Borrower within the meaning of
Section 414(b) or (c) of the Code.

         "DOL" shall mean the United States Department of Labor.

         "Default" shall mean any of the events specified in Section 9 without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

         "Disclosure Schedule" shall have the meaning given it in Section 6.

         "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         "Eligible Accounts" shall mean all Accounts of Borrower other than the following: (i) Accounts which remain unpaid as of 90 days (120 days with respect to Accounts of Wyndham International) after the original date of the applicable invoice; (ii) all Accounts owing by a single Account Debtor, including a currently scheduled Account, if 50% or more of the balance owing by such Account Debtor is ineligible by reason the criteria set forth in clause (i) above; (iii) Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof unless filings in accordance with the Claims Act have been completed and filed in a manner satisfactory to Bank; (iv) Accounts with respect to which the Account Debtor is not a resident of the United States unless the Borrower has obtained for the benefit of Borrower a letter of credit or other similar instrument securing such Account Debtor's payment on such Accounts; (v) Accounts arising with respect to which the goods giving rise thereto have been rejected as unsatisfactory by the Account Debtor or arising with respect to which the services giving rise thereto have been rejected as unsatisfactory by the Account Debtor, but only to the extent of the value of the rejected goods; (vi) Accounts which are accrued but not invoiced; (vii) Accounts with respect to which Bank does not have a first priority, valid, fully perfected security interest; (viii) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (ix) Accounts with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guarantied sale, sale-and-return, sale on approval (except with respect to Accounts in connection with which Account Debtors are entitled to return Inventory solely on the basis of the quality of such Inventory) or consignment basis; and (x) Accounts owing by any supplier to Borrower and subject to offset against trade accounts payable owing to such Account Debtor to the extent of such offset.

         "EPA" shall mean the United States Environmental Protection Agency.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" shall mean any of the events specified in Section 9, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or for the happening of any further condition, event or act has been satisfied.

         "Financial Statements" shall mean financial statements of Borrower prepared in accordance with GAAP, and containing balance sheets, statements of income and retained earnings and statements of cash flows as at the close of the relevant period. Financial Statements for the fiscal year commencing 2000 shall contain an audit report by independent certified public accountants selected by Borrower and reasonably acceptable to Bank (BDO Seidman being acceptable to Bank). Financial Statements for a month in a fiscal year shall be certified by a Responsible Officer and shall include statements of income and retained earnings and statements of cash flows for the period from the beginning of such fiscal year to the end of such month, in each case setting forth in comparative form the figures for the corresponding month in the budget furnished pursuant to Section 7.6.2. From and after the time Borrower has any Subsidiaries permitted hereunder, all financial statements of Borrower shall be prepared on a consolidated and consolidating basis, taking into account all Subsidiaries of Borrower.

         "Florida Term Commitment" shall have the meaning given it in Section
1.4.

         "Florida Term Loan" shall mean that certain term loan to Borrower described in Section 1.4 (as the same may be renewed, extended, amended, rearranged, restructured, refinanced, restated, replaced or otherwise modified from time to time).

         "Florida Term Note" shall have the meaning given it in Section 1.6.4.

         "GAAP" shall mean those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States of America and are applicable in the circumstances, as applied on a consistent basis. "Consistent basis" shall, however, mean not only that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period, but that, in the case of Financial Statements furnished to Bank, the methods of calculation, aggregation, and presentation of the balance sheet, statements of income and retained earnings, and statements of cash flows shall be substantially the same as those used for the Initial Financial Statements.

         "Hazardous Waste" shall mean any hazardous, radioactive, toxic, solid, special waste or substance or constituent thereof, or any other such substance (as defined under any applicable law or regulation).

         "Hotelworks" shall have the meaning given it in Section 4.1.

         "Indebtedness" of a Person, at a particular date, shall mean such Person's (i) obligations for borrowed money; (ii) obligations representing the deferred purchase price of property or services, including, without limitation, bank acceptances payable and loans and/or advances from a factor; (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder; (iv) all obligations secured by any Lien on any property or asset owned by such Person, even though such Person has not assumed or become liable for the payment thereof; (iv) any material lease obligation which has been, or which should be, in accordance with GAAP, capitalized; and (v) obligations, or obligations of a Commonly Controlled Entity, to a Multiemployer Plan, but excluding trade and other accounts payable arising in the ordinary course of business in accordance with customary trade terms which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

         "Initial Financial Statements" shall mean the prior three year's unaudited Financial Statements and the unaudited Financial Statements for the most recent month end.

         "Intellectual Property" shall mean all letters patent, patent applications, inventions upon which patent applications have not yet been filed, trade names, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, copyrights and copyright registrations and applications, both domestic and foreign, owned, possessed or used by Borrower.

         "Inventory" shall mean goods owned by Borrower for sale, lease or resale or furnished or to be furnished under contracts for services, and raw materials, goods in process, materials, component parts and supplies used or consumed, or held by Borrower for use or consumption, in Borrower's business, as now or hereafter conducted, together with the products and cash and noncash proceeds thereof.

         "Investment" shall mean, as to any Person, (a) a loan or advance of money or property to such Person, other than advances for travel expenses in the ordinary course of Borrower's business, (b) stock or other equity interest in such Person, (c) a debt instrument made or guarantied by such Person, whether or not convertible to stock or other equity interest in such Person, or (d) any other interest in or rights with respect to such Person which include, in whole or in part, a right to share, with or without conditions or restrictions, some or all of the revenues or net income of such Person.

         "Kissimmee Leasehold" shall mean all of Borrower's right, title and interest in and to the leasehold of real property located at 800-870 Hoagland Boulevard, Kissimmee, Osceola County, Florida, and all improvements thereon.

         "Legal Fees" shall mean all legal fees and expenses incurred by Bank plus out-of-pocket costs in connection with the preparation, negotiation and execution of documents necessary or appropriate to consummate the transactions contemplated by this Agreement.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance (including, without limitation, any easement, right-of-way, zoning or similar restriction or title defect), lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

         "Loan Documents" shall mean this Agreement, the Notes, Security Documents and all other agreements, certificates, documents, instruments and other writings executed in connection herewith and all amendments thereto, as the same may be amended, restated, replaced or otherwise modified from time to time.

         "Loan Obligations" shall mean all Indebtedness including, without limitation, the Revolving Loan, the Overadvance Term Loan, the Term Loan, and the Florida Term Loan (whether principal, interest, fees or otherwise), obligations and liabilities of Borrower to Bank, as the same may be renewed, extended, modified, rearranged, restructured, refinanced or replaced (including, without limitation, modifications to interest rates or other payment terms of such indebtedness), (including but not limited to those under this Agreement and the other Loan Documents and under any Rate Agreement in the event Borrower chooses to purchase interest rate protection from Bank), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, or acquired by Bank outright, conditionally or as collateral security from another, including but not limited to the obligation of Borrower to repay future advances by Bank, whether or not made pursuant to commitment and whether or not presently contemplated by Borrower and Bank, and the obligation to repay advances by Bank under any letters of credit issued for Borrower's account and all costs of collection thereof, including but not limited to reasonable attorneys' fees and attorneys' expenses (whether or not there is litigation), court costs and all costs in connection with any proceedings under the United States Bankruptcy Code pertaining thereto.

         "Loans" shall mean the Revolving Loan, the Overadvance Term Loan, the Term Loan, and the Florida Term Loan, collectively; and "Loan" shall mean any of such Loans, individually.

         "Lock Box" shall have the meaning given it in Section 1.8.1.1.

         "Material Adverse Effect" shall mean with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a materially adverse effect on the business, operations, revenues, financial condition or property of Borrower or the ability or Borrower to perform any of the Loan Obligations.

         "Material Agreement" shall mean, as to any Person, any contract to which such Person is a party or by which such Person is bound which, if violated or breached, would have a Material Adverse Effect on such Person.

         "Maximum Available Amount" shall have the meaning given it in Section 1.1.

         "Mortgage" shall have the meaning given it in Section 4.1.

         "Multiemployer Plan" shall mean a Pension Benefit Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Income" shall mean, for any period of calculation, "net income" as determined in accordance with GAAP.

         "Notes" shall mean the Revolving Note, the Overadvance Term Note, the Term Note, and the Florida Term Note, collectively; and "Note" shall mean any of such Notes, individually, as any of them may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time.

         "Notice of Borrowing" shall have the meaning given it in Section 1.5.1.

         "Operating Account" shall mean that certain internal depository account #101409997935 at Bank.

         "Operating Cash Flow" shall mean, for any period of calculation, an amount, calculated in accordance with GAAP, equal to Net Income plus depreciation and amortization, minus capital expenditures, and minus principal payments on the Florida Term Note, Term Note and Overadvance Term Note.

         "Original Loan Agreement" shall have the meaning given it in the Preamble to this Agreement.

         "Overadvance Term Commitment" shall mean the agreement of Bank to make the Overadvance Term Loan to Borrower in the amount provided in Section 1.2, as such amount may be reduced as provided in this Agreement.

         "Overadvance Term Loan" shall mean that certain term loan to Borrower described in Section 1.2 (as the same may be renewed, extended, amended, rearranged, restructured, refinanced, restated, replaced or otherwise modified from time to time).

         "Overadvance Term Note" shall have the meaning given it in Section
1.6.2.

         "Pension Benefit Plan" shall mean any pension or profit-sharing plan which is covered by Title I of ERISA and all other benefit plans and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

         "Permitted Indebtedness" shall have the meaning given it in Section
8.5.

         "Permitted Investments" shall mean Investments which mature in one year or less in (i) interest-bearing United States government obligations; (ii) certificates of deposit issued by or time deposits with any commercial bank organized and existing under the laws of the United States or any state thereof having capital and surplus of not less than $500,000,000.00; (iii) prime commercial paper rated AAA by Standard and Poor's or Prime P-1 by Moody's Investor Service, Inc.; (iv) agreements involving the sale and guarantied repurchase of United States government securities, (v) cash, (vi) accounts receivable in the ordinary course of business, (vii) loans or advances to officers, directors or employees in the ordinary course of business for reasonable business expenses, (viii) investments in capital expenditures, and
(ix) joint venture arrangements.

         "Permitted Liens" shall have the meaning given it in Section 8.1.

         "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or any other entity or a government or any agency or political subdivision thereof.

         "Personal Property Collateral" shall have mean all of the machinery, equipment, accounts receivable, inventory, chattel paper, Intellectual Property, general intangibles and all other personal property of Borrower, whether now owned or hereafter acquired, and all proceeds thereof.

         "Prime Rate" shall mean the per annum interest rate so designated from time to time as the Prime Rate by Bank. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer of Bank.

         "Property Sale Proceeds" shall have the meaning given it in Section 1.9.2.1.

         "Rate Agreement" shall mean any ISDA Master Agreement between Borrower and any counterparty, all schedules, amendments and supplements thereto, all replacements thereof, all documents and confirming evidence now or hereafter exchanged between Borrower and the counterparty confirming the transactions governed by such agreement, and all guaranties, security and pledge agreements and other credit support documents given by or on behalf of the counterparty to secure its obligations thereunder.

         "Responsible Officer" shall mean the president, chief financial officer or controller of Borrower.

         "Revolving Commitment" shall mean the agreement of Bank to make advances of funds under the Revolving Loan to Borrower in the amount provided in
Section 1.1, as such amount may be reduced as provided in this Agreement.

         "Revolving Loan" shall mean that certain revolving loan to Borrower described in Section 1.1 (as the same may be renewed, extended, amended, rearranged, restructured, refinanced, restated, replaced or otherwise modified from time to time).

         "Revolving Note" shall have the meaning given it in Section 1.6.1.

         "Security Agreement" shall have the meaning given it in Section 4.1.

         "Security Documents" shall mean, collectively, the Security Agreement, the Stock Pledge Agreement, the Mortgage, the Trademark Assignment, the Account Assignment, financing statements, and all additional security agreements, mortgages, assignments or similar instruments which may be executed and delivered to Bank pursuant hereto, as such documents may be amended, restated, or otherwise modified from time to time.

         "Stock Pledge Agreement" shall have the meaning given it in Section
4.1.

         "Subsidiary" shall mean, as to any Person, a corporation with respect to which fifty percent (50%) or more of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person.

         "Term Commitment" shall mean the agreement of Bank to make the Term Loan to Borrower in the amount provided in Section 1.2, as such amount may be reduced as provided in this Agreement.

         "Term Loan" shall mean that certain term loan to Borrower described in
Section 1.2 (as the same may be renewed, extended, amended, rearranged, restructured, refinanced, restated, replaced or otherwise modified from time to time).

         "Term Note" shall have the meaning given it in Section 1.6.3.

         "Termination Date" shall mean April 1, 2001 with respect to the Term Loan (and the Term Note), April 1, 2001 with respect to the Florida Term Loan (and the Florida Term Note), September 1, 2003 with respect to the Revolving Loan (and the Revolving Note), and September 1, 2003 with respect to the Overadvance Term Loan (and the Overadvance Term Note).

         "Trademark Assignment" shall have the meaning given it in Section 4.1.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Missouri or such other similar statute as in effect from time to time in Missouri or any other appropriate jurisdiction.

         "United States of America" shall mean, when used in a geographical sense, all the States of the United States of America and the District of Columbia.

         "Warrant" shall mean any stock options or warrants issued by Borrower to management of Borrower.

         "Welfare Benefit Plan" shall mean any plan described by Section 3(1) of ERISA.

         10.2. TERMS DEFINED BY REFERENCE. As used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, unless the context otherwise requires, accounting terms not otherwise defined or only partly defined herein (to the extent not defined) shall be construed, calculations hereunder shall be made and financial data required hereunder shall be prepared, both as to classification of items and as to amounts, in accordance with GAAP.

         10.3. RIGHT TO CURE. Bank may from time to time, in its reasonable discretion, for Borrower's account and at Borrower's expense, pay any amount or do any act required of Borrower hereunder or requested by Bank to preserve, protect, maintain or enforce the Loan Obligations, the Collateral or Bank's Liens thereon, and which Borrower fails to pay or do, including, without limitation, payment of any judgment against Borrower, insurance premium, taxes or assessments, warehouse charge, finishing or processing charge, landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that Bank makes pursuant to this Section and all out-of-pocket costs and expenses that Bank pays or incurs in connection with any action taken by it hereunder shall be a part of the Loan Obligations, the repayment of which shall be secured by the Collateral. Any payment made or other action taken by Bank pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Bank's other rights and remedies with respect thereto.

         10.4. NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or when received, if sent by certified or registered United States mail, postage prepaid, return receipt requested, or, in the case of telegraphic notice, or the overnight courier services, when delivered to the telegraph company or overnight courier service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this paragraph.

         10.5. AMENDMENTS AND WAIVERS; NON-EXCLUSIVE RIGHTS. No amendment, modification or waiver of any provision of this Agreement, or any of the other Loan Documents, nor consent to any departure by Borrower herefrom or therefrom, shall be effective unless the same shall be in writing signed by an authorized officer of Bank and Borrower (except that waivers need only be signed by an authorized officer of Bank), and then only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. No failure on the part of Bank to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right hereunder preclude any other or further exercise thereof, or the exercise of any other right.

         10.6. RIGHTS NOT EXCLUSIVE. Each and every right granted to Bank hereunder or under any document delivered hereunder or in connection with this Agreement or allowed to it at law or in equity shall be deemed cumulative and may be exercised from time to time.

         10.7. INJUNCTIVE RELIEF. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its obligations under the Loan Documents, no remedy at law will provide adequate relief to Bank; therefore, Borrower agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         10.8. SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein and in the other Loan Documents, and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the execution and delivery of the Notes and the making of the Loans. All agreements, obligations and liabilities of Borrower under this Agreement concerning the payment of money to Bank, other than the obligation to pay principal of and interest on the Loans, shall survive the repayment in full of the Loans and the Notes and the termination of this Agreement.

         10.9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Bank.

         10.10. PARTICIPATIONS. Bank may, at any time, grant up to one participation to one bank or other financial institution in 50% or more of the Loan or other financial accommodation extended by Bank pursuant to this Agreement. For this purpose, Bank may disclose to a potential or actual participant all or any information supplied to Bank by or on behalf of Borrower. Borrower hereby grants to each participant the right to set off any balances maintained by Borrower in deposit accounts with such participant against any participation it has purchased from Bank;

         provided, however, that all amounts received by any such participant (through the exercise of the right of setoff or otherwise) and applied to its participation shall be deemed to have been received by Bank.

         10.11. PAYMENT OF EXPENSES AND TAXES. Borrower agrees to pay or reimburse Bank for all of its reasonable costs and out-of-pocket expenses (including Legal Fees) incurred in connection with the enforcement or preservation of any of its rights under the Loan Documents and any such other documents and instruments, including, without limitation, reasonable attorneys' fees and court costs. Borrower also agrees to pay, and to save Bank harmless from and against any and all recording and filing fees and taxes, expenses for title surveys, title insurance and redatings thereof and any and all liabilities with respect to, or resulting from any delay in paying stamp, mortgage and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment or modification of, or any waiver or consent under or in respect of, the Loan Documents. The agreements in this Section shall survive the repayment in full of the Loans and the Notes and the termination of this Agreement. Notwithstanding the foregoing, the Bank shall bear all Legal Fees incurred as a result of the execution and delivery of the Loan Documents on the Closing Date.

         10.12. PAYMENT OF LEGAL FEES. If at any time or times hereafter Bank shall deem it reasonably necessary to employ counsel (i) to represent Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend, petition, intervene or take any other action in or with respect to any of the same (whether instituted by Bank, Borrower or any other Person) in any way relating to any of the Collateral securing the obligations of any of the parties under the Loan Documents; (ii) to enforce any security interest of Bank in any of the Collateral securing the obligations of any of the parties under the Loan Documents upon the occurrence and continuation of an Event of Default; (iii) to enforce any right of Bank against Borrower or against any other Person that may be obligated to Bank by virtue of the Loan Documents; (iv) to amend, release or otherwise modify the Loan Documents, or any of them, then in the event of any of the foregoing, all reasonable attorneys' fees arising from such services and all actual expenses, costs and charges in any respect arising in connection with the Loan Documents or relating thereto shall constitute a part of the obligations owing by Borrower to Bank, be payable on demand and shall be secured by the Collateral securing the obligations of the parties under the Loan Documents. The agreements in this Section shall survive the repayment in full of the Loans and the Notes and the termination of this Agreement.

         10.13. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         10.14. CHANGE IN ACCOUNTING PRINCIPLES. If Borrower shall, at the end of its fiscal year and with the concurrence of its independent certified public accountants, hereafter change the method of valuing the Inventory of Borrower or if any other changes in accounting principles from those used in the preparation of the Financial Statements are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or bodies with similar functions), and any of such changes result in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants, standards or terms found in Section 10.1 or elsewhere herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of Borrower shall be the same after such changes as if such changes had not been made.

         10.15. INDEPENDENCE OF COVENANTS. All covenants of Borrower hereunder shall be given independent effect so that, if a particular action or condition is prohibited by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

         10.16. INDEMNITY. Borrower irrevocably and unconditionally agrees to pay, indemnify and hold harmless Bank from and against, and promptly to reimburse Bank for, any and all claims, damages, liabilities, losses, costs and expenses (including, without limitations, reasonable attorneys' fees and disbursements and amounts paid in settlement) incurred, paid or sustained by Bank in connection with, arising out of, based upon or otherwise involving or resulting from any threatened (in writing), pending or completed action, suit, investigation or other proceeding by, against or otherwise involving Bank and in any way dealing with, relating to or otherwise involving this Agreement, any of the other Loan Documents, or any transaction contemplated hereby or thereby; provided, however, that Borrower shall have no obligation to indemnify Bank hereunder with respect to liability arising from the gross negligence or willful misconduct of Bank.

         10.17. OTHER SECURITY AND GUARANTIES. Bank may, without notice or demand and without affecting Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Loan Obligations and exchange, enforce and release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Loan Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Loan Obligations, or any other Person in any way obligated to pay all or any part of the Loan Obligations.

         10.18. COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument.

         10.19. GOVERNING LAW; NO THIRD PARTY RIGHTS. This Agreement, the other Loan Documents and the Notes and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within such State, without regard to any choice or conflict of laws rules. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

         10.20. CHOICE OF FORUM. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER AND BANK HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE EASTERN DISTRICT OF MISSOURI AND THE STATE COURTS OF MISSOURI LOCATED IN ST. LOUIS COUNTY, MISSOURI, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN BANK AND

         BORROWER OR THE CONDUCT OF EITHER PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL, REAL ESTATE OR OTHER SECURITY FOR THE LOAN OBLIGATIONS, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

         10.21. SERVICE OF PROCESS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER OR BANK (AS APPLICABLE) AT ITS ADDRESS SET FORTH IN THIS AGREEMENT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF BANK OR BORROWER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         10.22. CAPTIONS. Section captions and the Table of Contents preceding this Agreement are for convenience only and shall not affect the interpretation or construction of this Agreement or the Notes.

         10.23. INCORPORATION BY REFERENCE. All of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.

         10.24. STATUTORY NOTICE--ORAL AGREEMENTS. The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents: ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         10.25. STATUTORY NOTICE--INSURANCE. The following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents: UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND

         ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.


                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     BEKINS DISTRIBUTION SERVICES CO., INC.

                                     By: /s/ Daniel P. Kelly
                                        ------------------------
                                        Daniel P. Kelly
                                        President

                            Address:    9362 Dielman Industrial Drive
                                        St. Louis, Missouri 63132-2213
                                        Attn: President
                                        Telecopy No.: (314) 817-0070

                                        with a copy to:

                                        Greenberg Traurig, P.A.
                                        1221 Brickell Avenue
                                        Miami, FL 33131
                                        Attn: Gary Epstein, Esq.
                                        Telecopy No.:  (305) 579-0717


                                     BANK OF AMERICA, N.A.

                                     By: /s/ Gary K. Peterson
                                        ------------------------
                                        Gary K. Peterson
                                        Senior Vice President

                            Address:    100 North Broadway
                                        St. Louis, Missouri  63102
                                        Attention:  Mr. Gary K. Peterson
                                        Telecopy No.:  (314) 466-6583

                                        with a copy to:

                                        Lewis, Rice & Fingersh, L.C.
                                        500 North Broadway
                                        Suite 2000
                                        St. Louis, Missouri  63101
                                        Attn:  Joseph J. Trad, Esq.
                                        Telecopy No.:  (314) 241-6056

                       LIST OF EXHIBITS TO LOAN AGREEMENT

EXHIBIT #                  EXHIBIT NAME
---------                  ------------

6.15                       Lease Contracts

6.20                       Chief Executive Offices, etc.

7.6.4                      Borrowing Base Certificate

                                  EXHIBIT 6.15

                                 LEASE CONTRACTS

Lessor:
West Manor Corporation

Address:
9362 Dielman Industrial Drive
St. Louis, MO 63132

Term:
Seven Years and six months commencing on July 1, 1999 and ending on December 31, 2006

Lessor:
Lowrie Brown Investment Co.

Address:
2001 Directors Row
Orlando, FL 32809

Term:
Three Years and one month beginning February 1, 2000 and ending February 28,
2003


Lessor:
Russell Road Distribution Center Joint Venture

Address:
4155 Russell Road, Ste. H
Las Vegas, NV

Term:
Five Years beginning on November 1, 1996 and ending October 31, 2001

                                  EXHIBIT 6.20
                          CHIEF EXECUTIVE OFFICES, ETC.

9362 Dielman Industrial Drive
St. Louis, Missouri  63132-2213

840 Hoagland Boulevard
Building B
Kissimmee, FL  34741

4155 Russell Road
Las Vegas, NV

800-870 N. Hoagland Boulevard
Kissimmee, FL 34741

                                  EXHIBIT 7.6.4
                           BORROWING BASE CERTIFICATE

                          BORROWING BASE CERTIFICATE OF
                     BEKINS DISTRIBUTION SERVICES CO., INC.

Date: _______________

Bank of America, N.A.
100 North Broadway
St. Louis, Missouri  63102
Attn:  Mr. Gary K. Peterson

1.       Accounts Receivable of Borrower
         as of the month ending ________              _______
                                                           (A)

2.       Ineligible Accounts                          _______
                                                           (B)

3.       Eligible Accounts (A minus B)                _______
                                                           (C)

4.       Borrowing Base (Line C x 85%)                _______
                                                           (D)

5.       Maximum Available Amount
         Lesser of Line D or $1,500,000               _______
                                                           (E)

For the purpose of inducing Bank of America, N.A. ("Bank") to make loans or advances to Bekins Distribution Services Co., Inc., ("Borrower") pursuant to the terms of that certain Second Amended and Restated Loan Agreement between Bank and Borrower dated September 1, 2000 (as amended, modified, restated or replaced from time to time, the "Loan Agreement"; all capitalized terms herein not otherwise defined shall have the meaning given them in the Loan Agreement) and the Loan Documents, the undersigned hereby certifies on behalf of Borrower to Bank that: (a) the foregoing Borrowing Base Certificate is true and correct in all material respects, consistent with the books and records of Borrower; and
(b) as of the date hereof, no event has occurred and is continuing or would result from the making of any requested loans under the Loan Agreement which constitutes a Default or Event of Default thereunder.

BEKINS DISTRIBUTION SERVICES CO., INC.

By:
    -------------------------------------------------

Name:
      -----------------------------------------------

Title:
       ----------------------------------------------

                                       i